Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Third Quarter 2006
ILEC

	3Q 2006	3Q 2005	% Change

Cap Ex as a % of Revenue	23.5%	15.5%
Business Access Lines	28,164	28,532	(1.3%)
Residential Access Lines	79,756	82,511	(3.3%)
Gross Adds	3,169	3,199	(0.9%)
Disconnects	4,605	3,923	17.4%
Net (Losses)	(1,436)	(724)	(98.3%)
Monthly Churn Rate	1.4%	1.2%
Long Distance Penetration	79.9%	76.3%
DSL Penetration of ILEC Lines	19.7%	14.2%
Wireless

	3Q 2006	3Q 2005	% Change

Cap Ex as a % of Revenue	4.7%	2.4%
Gross Adds	3,022	2,900	4.2%
Disconnects	2,248	2,338	(3.8%)
Net Adds	774	562	37.7%
Monthly Churn Rate	1.6%	1.7%
Subscriber ARPU	$40.86	$42.16	(3.1%)
Cell Sites	90	83	8.4%
CLEC

	3Q 2006	3Q 2005	% Change

Cap Ex as a % of Revenue	13.2%	7.3%
T-1/PRI Facility Based Lines	21,750	18,237	19.3%
B-1/R-1 Facility Based Lines	7,343	7,835	(6.3%)
Resale and UNE-P Lines	5,775	5,781	(0.1%)
Gross Adds	1,632	1,403	16.3%
Disconnects	1,136	1,194	(4.9%)
Net Adds	496	209	137.3%
Monthly Churn Rate	1.1%	1.2%
CLEC LD Lines	20,945	20,668	1.3%
Out of Area LD Only Lines	2,588	4,055	(36.2%)
LD Penetration of CLEC Lines	60.1%	64.9%

Greenfield

	3Q 2006	3Q 2005	% Change

Cap Ex as a % of Revenue	51.0%	42.8%
Business Lines	5,359	4,724	13.4%
Residential Lines	11,002	9,663	13.9%
Gross Adds	1,504	1,559	(3.5%)
Disconnects	1,038	1,036	0.2%
Net Adds	466	523	(10.9%)
Monthly Churn Rate	2.1%	2.4%
Greenfield LD Lines	10,158	8,080	25.7%
LD Penetration of Greenfield Lines	62.1%	56.2%
DSL Penetration of Greenfield Lines	19.8%	14.8%
Internet & Data

	3Q 2006	3Q 2005	% Change

Cap Ex as a % of Revenue	10.0%	12.0%
DSL Gross Adds	3,079	2,718	13.3%
DSL Disconnects	1,442	1,131	27.5%
DSL Net Adds	1,637	1,587	3.2%
Dial-Up Gross Adds	271	460	(41.1%)
Dial-Up Disconnects	733	1,037	(29.3%)
Dial-Up Net (Losses)	(462)	(577)	19.9%
High Speed Gross Adds	164	63	160.3%
High Speed Disconnects	106	46	130.4%
High Speed Net Adds	58	17	241.2%

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